Exhibit 99.1

Green Thumb Industries Announces Exercise of Extended Maturity Date of Senior Debt Facility

CHICAGO and VANCOUVER, British Columbia (July 14, 2022) - Green Thumb Industries Inc. (“Green Thumb”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE dispensaries, today announced it has exercised its right to extend the maturity date of its senior non-brokered debt by one year, from April 30, 2024 to April 30, 2025.

The current senior secured notes (the “Notes”), which have a total principal amount of approximately $250 million, bear interest at a rate of 7% per annum and is paid quarterly. The extended maturity date did not involve any amendments to the Notes or any additional consideration to the existing lenders.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 17 manufacturing facilities, 77 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,000 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business, Fast 50 list in 2021 and 2022 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.GTIgrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco and Firearms; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company lacks access to U.S. bankruptcy protections; the Company may face difficulties acquiring additional financing; the

Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company faces intense competition; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; sales of substantial amounts of the Company’s Subordinate Voting Shares by our shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares; and the Company is governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Investor Contact:	Media Contact:
Andy Grossman	Leah Rosenfeld
EVP, Capital Markets & Investor Relations	Senior Director, External Communications
InvestorRelations@gtigrows.com	Media@gtigrows.com
312-471-6720	847-951-5324

Source: Green Thumb Industries